The Prudential Series Fund
For the period ended 6/30/11
File number 811-03623


SUB-ITEM 77O

Transactions Effected Pursuant to Rule 10f-3


I.   Name of Fund:  The Prudential Series Fund - SP Small Cap
Value Portfolio (Goldman sleeve)

1.   Name of Issuer:  The Fresh Market Inc.

2.   Date of Purchase:  11/04/2010

3.   Number of Securities Purchased:  4,143

4.   Dollar Amount of Purchase:  $91,146

5.   Price Per Unit:  $22.00

6.   Name(s) of Underwriter(s) or Dealer(s)
      From whom purchased:  Merrill Lynch, Piece, Fenner &
Smith Inc.

7.   Other Members of the Underwriting Syndicate
Merrill Lynch, Piece, Fenner & Smith Inc., JP Morgan
Securities LLC, Goldman Sachs & Co, Morgan Stanley & Co.
Incorporated, William Blair & Company, LLC, BMO Capital
Markets Corp, RBC Capital Markets Corporation


[PAGE BREAK]


The Prudential Series Fund
For the period ended 6/30/11
File number 811-03623


SUB-ITEM 77O

Transactions Effected Pursuant to Rule 10f-3


I.   Name of Fund:  The Prudential Series Fund - SP Small Cap
Value Portfolio (Goldman sleeve)

1.   Name of Issuer:  FleetCor Technologies.

2.   Date of Purchase:  12/14/2010

3.   Number of Securities Purchased:  12,082

4.   Dollar Amount of Purchase:  $277,886

5.   Price Per Unit:  $23.00

6.   Name(s) of Underwriter(s) or Dealer(s)
      From whom purchased:  JP Morgan Chase & Co.

7.   Other Members of the Underwriting Syndicate
JP Morgan Securities LLC, Goldman Sachs & Co, Barclays
Capital Inc., Morgan Stanley & Co. Incorporated, PNC
Capital Markets LLC, Raymond James & Associates, Inc.,
Wells Fargo Securities, LLC


[PAGE BREAK]


The Prudential Series Fund
For the period ended 6/30/11
File number 811-03623


SUB-ITEM 77O

Transactions Effected Pursuant to Rule 10f-3


I.   Name of Fund:  The Prudential Series Fund - SP Small Cap
Value Portfolio (Goldman sleeve)

1.   Name of Issuer:  GNC Holdings Inc.

2.   Date of Purchase:  April 1, 2011

3.   Number of Securities Purchased:  12,729

4.   Dollar Amount of Purchase:  $203,664

5.   Price Per Unit:  $16.00

6.   Name(s) of Underwriter(s) or Dealer(s)
      From whom purchased:  JP Morgan Chase & Co.

7.   Other Members of the Underwriting Syndicate
BMO Capital Markets, Barclays Capital, Credit Suisse AG,
Deutsche Bank Securities, Goldman Sachs & Co, Morgan
Stanley, William Blair & Co.